Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form F-1 of K Wave Media Ltd. of our report dated May 14, 2025 relating to the financial statements of Play Company Co., Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

November 26, 2025